Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(787,446)
Unrealized Gain (Loss) on Market Value of Futures	1,390,416
Dividend Income	2,298
Interest Income	6,168
Total Income (Loss)	$611,436

Expenses
General Partner Management Fees	$5,370
Professional Fees	2,434
Brokerage Commissions	1,810
Non-interested Directors' Fees and Expenses	77
Prepaid Insurance Expense	102
NYMEX License Fee	134
Total Expenses	9,927
Expense Waiver	(3,185)
Net Expenses	$6,742
Net Income (Loss)	$604,694

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$10,158,223
Net Income (Loss)	604,694

Net Asset Value End of Month	$10,762,917
Net Asset Value Per Share (150,000 Shares)	$71.75

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612